Exhibit 99.02

ACTION BY
UNANIMOUS WRITTEN CONSENT
OF
THE BOARD OF DIRECTORS
OF
SOFTNET TECHNOLOGY CORP.,
a Nevada corporation

January 18, 2006

          The undersigned, constituting all of the duly elected, acting and qualified members of the Board of Directors (“Board”) of SoftNet Technology Corp., a Nevada corporation (the “Corporation”), acting pursuant to the governing documents of the Corporation and the applicable sections of the Nevada Corporations Code, hereby consent to and adopt the following preambles and resolutions effective as the of the date above:

Appointment of Kevin Holt to the Board of Directors

          WHEREAS, pursuant to a certain Agreement and Plan of Reorganization by and between this Corporation and InsPara Networking Technologies, Inc., a Delaware corporation (“InsPara”) the Corporation acquired Inspara on January 18, 2006 (the “Merger”);

          WHEREAS, immediately following the Merger Doug Wetzel resigned as a member of the Board;

          NOW THEREFORE, BE IT RESOLVED, that Kevin Holt is hereby appointed to the Board to fill the vacancy created by the resignation of Doug Wetzel.

          IN WITNESS WHEREOF, the members of the Board have executed this Resolution as of the date set forth above.

                                                                                          By:______________________________
                                                                                                      James M. Farinella

                                                                                          By:______________________________
                                                                                                      David A. Facciani